                                                                     EXHIBIT 5.1

                  [Letterhead of Entercom Communications Corp.]

April _, 2002

Entercom Communications Corp.
401 City Avenue, Suite 409
Bala Cynwyd, Pennsylvania 19004

Re: Entercom Communications Corp.- Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Executive Vice President, Secretary and General Counsel of Entercom Communications Corp., a Pennsylvania corporation (the "Company"), and, in connection with the registration of 2,500,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended, by the Company on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on April 5, 2002, to be issued in connection with the Company's 1998 Equity Compensation Plan, as amended (the "Plan"), you have requested my opinion with respect to the matters set forth below. In my capacity as your counsel in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

I am opining herein as to the effect on the subject transaction only of the internal laws of the Commonwealth of Pennsylvania, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any agencies within the state.

Subject to the foregoing, it is my opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

I consent to your filing this opinion as an exhibit to the Registration
Statement.







Very truly yours,

/s/ John C. Donlevie
-------------------------------
John C. Donlevie, Esq.
Executive Vice President, Secretary
and General Counsel of Entercom
Communications Corp.